UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

AMENDMENT 2

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

GO GO BUYERS

(Exact name of registrant as specified in its charter)

Nevada (State or Jurisdiction of Incorporation or Organization)
36-4919249 IRS Employer Identification Number
7370 Primary Standard Industrial Classification Code Number

№474, village 3, sangkat 3

Sihanoukville, Sihanouk province, 18203 Kingdom of Cambodia

+15305394950

paramount@gogobuyers.com

(Address and telephone number of principal executive offices)

EASTBIZ.COM, INC.

5348 Vegas Drive, Las Vegas, NV 89108

702.871.8678, F: 702.387.3827

(Address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [  ]  Accelerated filer [  ]   Non-accelerated filer [  ]  Smaller reporting company [x]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock	3,500,000	$0.0225	$78,750	$10

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

(3) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum amount of shares that is required to be purchased by each investor in the offering at the offering price $0.0225 per share.

GO GO BUYERS

3,500,000 SHARES OF COMMON STOCK

$0.0225 PER SHARE

This is the initial offering of common stock of Go Go Buyers (the “Company”). No public market currently exists for the securities being offered. We are registering for sale 3,500,000 shares of common stock at a fixed price of $0.0225 per share in a best effort offering. The estimated total offering registration cost is approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we are to retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis. Our President, Sna Ny, will attempt to sell the shares. This offering is being made with no involvement of any underwriters or broker-dealers.

This Prospectus is to permit our President to sell the shares directly to the public without commission or remuneration payable to him for any shares he may sell. Mr. Ny will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

As of the date of this filing, our President, Treasurer, Secretary and Director Sna Ny owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While he continues to control 100% of the voting power in our Company, Sna Ny will have effective control over the Company.

If no shares are sold following this offering, Sna Ny will continue to hold 100% of the shares issued. If all 3,500,000 shares are sold, Sna Ny will hold 46,15% of the stock.

The shares will be offered at a fixed price of $0.0225 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 3,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company (in the events such as, but not limited to: downturn in economy or inability to find investors) to terminate the offering prior the completion of the sale of all 3,500,000 shares registered under the Registration Statement of which this Prospectus is part.

Go Go Buyers only recently started operations. To the date of this registration statement we have only been engaged in organizational activities. We do not yet have sufficient capital for operations. An investment in the shares we are offering herein involves a high degree of risk. You should only purchase our shares if you are ready to afford the loss of your investment. Our independent registered public accounting firm issued an opinion that includes an explanatory paragraph expressing substantial doubt about ability to continue as a going concern.

There is no market for our securities, and nor has there been. A public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not yet traded on any exchange or on the over-the-counter market. Upon the effectiveness of the registration statement relating to this prospectus, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Markets. In order to be eligible for quotation, issuers shall remain current in their quarterly and annual filings with the Securities and Exchange Commission (“SEC”). In case we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets. We have not yet engaged a market maker who would agree to file such application. There is no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will ever develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). We are not a “shell company”.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 9 through 19 before buying any shares of Go Go Buyers’ common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUBJECT TO COMPLETION, DATED July 15, 2022

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
RISK FACTORS	9
FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	19
DETERMINATION OF OFFERING PRICE	20
DILUTION	20
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	22
DESCRIPTION OF BUSINESS	28
LEGAL PROCEEDINGS	31
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	31
EXECUTIVE AND MANAGEMENT COMPENSATION	34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
PLAN OF DISTRIBUTION	37
DESCRIPTION OF SECURITIES	40
INDEMNIFICATION	41
INTERESTS OF NAMED EXPERTS AND COUNSEL	42
EXPERTS	42
AVAILABLE INFORMATION	42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	43
INDEX TO THE FINANCIAL STATEMENTS	44
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	56

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful.

The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Go Go Buyers” refers to Go Go Buyers. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

GO GO BUYERS

Go Go Buyers was incorporated in Nevada on January 10, 2019. We aim at the companies involved in retailing and resale business. We plan to offer them a convenient web platform that they can use for locating new customers and conducting operations with them. Small businesses will have an opportunity to represent their services in order to get direct or indirect orders from their target audience. The management of the Company considers our main service in assistance in deliveries for small companies. Apart from that, we are planning to encourage individual travelers and buyers to use our website for their casual needs. At present, we do not have an operational web platform.

Our company aims at businesses operating in instantly expanding and changing market of delivery of goods. We intend to dedicate our website to small businesses who seek to gain or improve their awareness and publicity. Such companies will be able to keep consumers informed of the companies on the market along with their prices and actual offers. The companies engaged in the market of delivery of goods and intending to participate will be asked to provide us with their portfolios. This way potential users will be able to check upon the diversity of products, prices, discounts or special offers. The management expects the search among the companies and their services will be eased. Future visitors of our website will navigate the platform using proposed search inquiries or by browsing through the whole list of companies of their choice. They also will be able to search by various categories. We are also considering adding search filters such as ‘expensive/cheap first’ or filters by availability of a certain piece of goods or type of it. One more feature that we are looking into adding is providing an opportunity to compare certain kinds of goods. In our opinion, it will help our future customers find the best suitable product in the most convenient way. They will able to see if the price is in the range exceeds it, as well as how fast the delivery will arrive depending on the location of the user and the traffic report.

We see our main service as assistance in delivery of goods of those companies, as we plan to help build a network of clientele for the companies mentioned, by attracting users to our web platform, offering a variety of delivery possibilities and companies.

We also plan to provide a more convenient alternative to regular delivery services for individuals. Go Go Buyers’ platform is intended to be a web service where parties who deliver and parties who need to get goods delivered can connect and discuss details of their cooperation.

We are going to use the net proceeds from this offering for developing our business operations (see “Description of Business” and “Use of Proceeds” for detailed information). In order to implement our current plan of operations, we need a minimum of $19,687.5 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completion of our offering or that we will ever generate additional revenue.

Our operating history is very limited as of the date of this prospectus. In case we do not generate revenue, we will need a minimum of $8,000 of additional funding to pay for ongoing SEC filing requirements. Our principal executive offices are located at №474, village 3, sangkat 3 Sihanoukville, Sihanouk province, 18203 Kingdom of Cambodia. Our phone number is +15305394950.

From inception (January 10, 2019) till the date of this filing, we have had limited operating activities. Our financial statements from inception (January 10, 2019) through June 30, 2021 report $0 of revenue and a net loss of $11,681. Our independent registered public accounting firm issued an opinion for Go Go Buyers that includes an explanatory paragraph expressing serious doubt about ability to continue as a going concern. To date, we have only developed our business plan and business concept.

As of the date of this prospectus, there is no public trading market for our common stock and there can be no assurance that a trading market for our securities will ever develop in future.

We require the proceeds from this offering in order to proceed with our current business plan over the period of next twelve months. We need a minimum funding of approximately $19,687.5 for conducting our proposed operations and pay all expenses for a period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. In case we are unable to obtain minimum funding of approximately $19,687.5, our business will probably fail. As long as we are considered a startup company at this stage, we cannot provide any assurance that we will be able to successfully sell any services related to our planned activities.

THE OFFERING

The Issuer:	Go Go Buyers
Securities Being Offered:	3,500,000 shares of common stock
Price Per Share:	$0.0225
Duration of the Offering:	The shares are to be offered for a period of three hundred and sixty-five (365) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 3,500,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,500,000 shares registered under the Registration Statement of which this Prospectus is part.
Gross Proceeds	If 25% of the shares sold - $19,687.5 If 50% of the shares sold - $39,375 If 75% of the shares sold - $59,062.5 If 100% of the shares sold - $78,750

Securities Issued and Outstanding:

There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our president, treasurer, secretary and director, Sna Ny.

If we are successful at selling all the shares in this offering, we will have 6,500,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There can be no assurance that we will successfully raise the full anticipated amount of $78,750. There is no guarantee that we will receive any proceeds from this offering.

SUMMARY FINANCIAL INFORMATION

The tables and information set forth below are derived from our unaudited financial statements as of December 31, 2021.

Balance Sheet Data	As of December 31, 2021	As of December 31, 2020
Cash	$-	-
Total Assets	$6,136	1,554
Total Liabilities	$14,278	4,239
Total Stockholder’s Equity	$(8,142)	(2,685)

Statement of Operations Data	For the year ended December 31, 2021	For the year ended December 31, 2020
Total Expenses	$6,088	5,435
Net Loss	$(6,088)	(5,435)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Should any of the following risks occurs, our business, operating results and financial condition would be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Due to having a limited operating history, we have yet to attain profitable operations and will need additional financing to fund our businesses, there is doubt about our ability to continue as a going concern.

Our financial statements for the period from January 10, 2019 (inception) to December 31, 2021 have been prepared assuming that we can continue as a going concern. This means that there is serious doubt that we will be able to continue as an ongoing business for the period of next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We only conducted limited operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of December 31, 2021, we had cash in the amount of $0 and liabilities of $14,278. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve significant revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $19,687.5 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Sna Ny, our president, treasurer, secretary and director, who has agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.

We entered into a loan agreement with Mr. Ny as of October 25, 2019. After one year we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $8,000 of additional funding to pay for ongoing SEC filing requirements.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on January 10, 2019, and till the date of this prospectus have only been involved in organizational activities. We have conducted limited business operations. Accordingly, there is no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing significant revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate additional revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

We have a lack of experience in the marketing of website development company and have only nominal sales and marketing experience.

Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our company will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We are in a competitive market, which could impact our ability to gain market share which could harm our financial performance.

The business of niche of software and websites development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful consulters operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

We cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs, we will have to cease operations.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our president, treasurer, secretary and director will own 50% or more of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

Mr. Ny, our president, treasurer, secretary and director, will own 50% or more of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Ny may differ from the interests of the stockholders and may result in corporate decisions that are disadvantageous to shareholders.

We depend to a significant extent on a certain key person, the loss of whom may materially and adversely affect our company.

We depend entirely on our president, treasurer, secretary and director, Sna Ny, for all of our operations. The loss of Mr. Ny would have a substantial negative effect on our company and may cause our business to fail. Mr. Ny has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Ny’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

Because our President, Treasurer, Secretary and Director will only be devoting 65% of his time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Because our President, Treasurer, Secretary and Director will only be devoting 5% of his time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Additionally, our sole officer and director is engaged in a similar business to us. Mr. Ny is a freelance software and website developer. Potential conflicts of interest may arise in future that may cause our business to fail, including the amount of time he is able to dedicate to our business as well as additional conflict of interests over opportunities presented to our sole officer and director during the performance of his duties.  Go Go Buyers does not currently have a right of first refusal pertaining to opportunities that come to management’s attention where the opportunity may relate to our proposed business operations. In an effort to resolve such potential conflicts of interest, our officers and sole director have agreed that all conflicts will be resolved verbally in favor of Go Go Buyers.

Our President, Treasurer, Secretary and Director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Sna Ny, our President, Treasurer, Secretary and Director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Currently our President owns the 100% of the outstanding shares of our stock, and accordingly, will have control over shareholders' matters, the Company’s business and management.

As of the date of this filing, our President, Treasurer, Secretary and Director Sna Ny owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While he continues to control 100% of the voting power in our Company, Sna Ny will have effective control over the Company.

Moreover, because of the significant ownership position held by the President, new investors will not be able to affect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

Our President, Treasurer, Secretary and Director is non-U. S. resident; therefore, investors may have difficulty enforcing any judgments against him within the United States.

Our President, Treasurer, Secretary and Director, Mr. Ny is a non-U.S. resident, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Risks associated with this offering

Because the offering price has been arbitrarily set by the Company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on January 10, 2019, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $19,687.5 from this offering, we may have to seek alternative financing to implement our business plan.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,500,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our President, Mr. Ny does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Ny does not have any experience conducting securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Markets. The OTC Markets is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Markets is not an issuer listing service, market or exchange. Although the OTC Markets does not have any listing requirements, to be eligible for quotation on the OTC Markets, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Markets that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved, and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Go Go Buyers and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In this case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without sufficient revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $8,000, which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Sna Ny, our president, treasurer, secretary and director, who has verbally agreed to loan the Company funds to complete the registration process. Mr. Ny’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Markets. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12-month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets.

The Company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,000,000 shares are currently issued and outstanding. If we sell the 3,500,000 shares being offered in this offering, we will have

6,500,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. The words like “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Our potential investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

This initial public offering of Go Go Buyers is being made on a self-underwritten and “best-efforts” basis: there is no minimum number of shares required be sold in order for the offering to proceed. The offering price per share is $0.0225. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us. There can be no assurance that we will raise the full $78,750 as anticipated and there is no guarantee that we will receive proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	19,687.5	39,375	59,062.5	78,750
Offering expenses	8,000	8,000	8,000	8,000
Net proceeds	11,687.5	31,375	51,062.5	70,750
SEC reporting and compliance	10,000	10,000	10,000	10,000
Intended Website Development	1,687.5	10,000	21,500	35,750
Office Establishment	-	4,000	6,000	8,000
Promotional Website	-	2,000	5,000	5,000
Marketing and advertising	-	5,375	8,562.5	12,000

The figures in the table above are only estimated costs. We estimate the costs of this offering to be $8,000. They are expected to be paid from offering proceeds. In case offering proceeds are less than registration costs, Sna Ny, our president and director, will loan the Company funds to complete the registration process. We entered into a loan agreement with Mr. Ny on October 25, 2019. These loans may be necessary in case the proceeds from this offering are not be sufficient for implementation of our business plan and maintaining reporting status and quotation on the OTC Electronic Markets when and if our common stocks become eligible for trading on the Over-the-Counter Markets. Mr. Ny is not going to be paid any compensation from the proceeds of the present offering. There is no due date for the repayment of the funds advanced by Mr. Ny. Mr. Ny will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price is not related to our assets, book value, earnings, or other established criteria for valuing a privately held company. When determining the number of shares to be offered and the offering price, we considered our available resources and the amount of money necessary to implement our business plan. The offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution shows the difference between the Offering price and the net tangible book value per share immediately upon completion of this Offering. Net tangible book value is calculated as the total assets of a company, minus any intangible assets, less all liabilities and the par value of preferred stock. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of December 31, 2021 was $(8,592) or approximately $0.0024 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets decreased by total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2021. The following table sets forth as of December 31, 2021, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.0225 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.0225	$0.0225	$0.0225	$0.0225
Proceeds	$19,687.50	$39,375.00	$59,062.50	$78,750.00
Expenses	$10,000.00	$10,000.00	$10,000.00	$10,000.00
The historical net tangible book value as of December 31, 2021	($8,142.00)	($8,142.00)	($8,142.00)	($8,142.00)
Post offering net tangible book value	$1,546	$21,233	$40,921	$60,608
Post offering net tangible book value per share	0.0004	0.0045	0.0073	0.0093
Pre-offering net tangible book value per share	(0.0027)	(0.0027)	(0.0027)	(0.0027)
Increase (Decrease) in net tangible book value per share after offering	0.0031	0.0072	0.0101	0.0121
Dilution per share	$0.0222	$0.0181	$0.0153	$0.0132
% dilution	98.23%	80.13%	67.67%	58.56%
Capital contribution by purchasers of shares	$19,687.50	$39,375.00	$59,062.50	$78,750.00
Capital Contribution by existing stockholders	$3,000	$3,000	$3,000	$3,000
Percentage capital contributions by purchasers of shares	86.78%	92.92%	95.17%	96.33%
Percentage capital contributions by existing stockholders	13.22%	7.08%	4.83%	3.67%
Gross offering proceeds	$19,687.50	$39,375.00	$59,062.50	$78,750.00
Anticipated net offering proceeds	$9,687.50	$29,375.00	$49,062.50	$68,750.00
Number of shares after offering held by public investors	875,000	1,750,000	2,625,000	3,500,000
Total shares issued and outstanding	3,875,000	4,750,000	5,625,000	6,500,000
Purchasers of shares percentage of ownership after offering	22.58%	36.84%	46.67%	53.85%
Existing stockholders’ percentage of ownership after offering	77.42%	63.16%	53.33%	46.15%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You need to read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We are an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion,

(ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $0 as of December 31, 2021 and December 31, 2020. At this stage, our cash balance is not enough to fund our operations for an appropriate period of time. We have been using funds from Sna Ny, our Chairman and President, whom we entered into a loan agreement with, in order to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of December 31, 2021, Mr. Ny has advanced to us $14,278.  In order to implement our plan of operations for the next twelve-month period, we require a minimum of $19,687.5 of funding from this offering. Our operating history is very limited. Our principal executive office is located at №474, village 3, sangkat 3 Sihanoukville, Sihanouk province, 18203 Kingdom of Cambodia. Our phone number is +15305394950.

We have not generated any revenue to date and incurred expense of $13,144 for Company setup and professional fees. The business plan of the Company includes activities described in the Plan of Operation. We may require long term financing beyond the maximum aggregate amount of this offering may to be able to expand our business. This exact extra amount of funding will depend on how successfully we will develop. At this stage, we have made any arrangements on the expansion nor have we on the scale of development and thus cannot determine the exact amount of funding needed. If we do not generate sufficient revenue, we will require a minimum of $8,000 of additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status. Our independent registered public accountant has issued a going concern opinion which means there is serious doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay necessary bills.

We are using this public offering as a means to raise enough money and meet our need for cash and continue developing our desirable product. In case we fail to do it, we will most likely use up all the proceeds from the offering and will have to search for alternative sources.

If we need additional cash and do not manage to raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise a full amount of $78,750 from this offering, we may need more funds for ongoing business operations after the first year and would have to obtain additional funding.

PLAN OF OPERATION

Go Go Buyers was incorporated in Nevada on January 10, 2019. The Company has never declared bankruptcy, has never been in receivership, and has never been involved in any kind of legal action or proceedings. We have not yet made any purchases or sales of assets since the incorporation date. Go Go Buyers is a recently formed startup that has not generated any revenues yet. Shall we not succeed in obtaining an appropriate number of clients, we will quickly use all the proceeds from this offering.

We aim at the companies involved in retailing and resale business. We plan to offer them a convenient web platform which they can use for locating new customers and conducting operations with them. Small businesses will have an opportunity to represent their services in order to get direct or indirect orders from their target audience. The management of the Company considers our main service in assistance in deliveries for small companies. Apart from that we are planning to encourage individual travelers and buyers to use our website for their casual needs.

We see our main service as assistance in delivery of goods of those companies, as we plan to help build a network of clientele for the companies mentioned, by attracting users to our web platform, offering a variety of delivery possibilities and companies. We also plan to provide a more convenient alternative to regular delivery services for individuals. Go Go Buyers’ platform is intended to be a web service where parties who deliver and parties who need to get goods delivered can connect and discuss details of their cooperation.

We anticipate taking the following steps for implementation of our business plan:

1. Finish the public offering of our shares under this registration statement

The management of the Company plans to finish our offering within 365 days upon obtaining the effective status of our registration statement by the SEC. During this period, we would like to concentrate our efforts on increasing our capital. The operations that we will be able to conduct will be limited because of the lack of the available funding.

In case we successfully complete our public offering, we will dedicate our efforts to selling our services. We will have to sell a minimum of 875,000 shares in order to raise appropriate funding of $ 19,687.5. Shall we not be able to do this, our business may fail.

Currently we are negotiating potential agreements with customers and looking for new business acquaintances among our President’s close people.

The management estimates our cash needs for the next 12 months to be approximately $10,000. Please refer to “Use of Proceeds” for more detailed information.

2. Establishing appropriate office space

The office space that we are using for our business purposes is provided by our President, Mr. Sna Ny. Currently it is necessary to fill it with required equipment and furniture for maintaining our regular course of operations. The management plans to purchase desks, chairs and a personal computer. The estimated sum for it will be around $5,000 and we plan to purchase the mentioned items in case we are able to sell at least 50% of shares. It shall be the minimum sum we need to acquire to start our operations. During the normal course of business, our needs may increase and we may require a bigger office space with more furniture and equipment. We will need to sell 75% to cover these potential expenses. Upon gathering, this money will allow us to start making investments in our website. For instance, we would be able to afford additional server capacities and purchase more equipment for maintaining our operations. If we ever manage to sell 100% of our shares, we will be able to afford purchasing our own server instead of renting it. We will also need to supply it with up-to-date software. We expect the whole process of establishing the office to take 2-4 months.

3. Development of our own website

In developing our unique platform for delivery of goods with travelers we aim to start with a regular source content management system (CMS) and use it for publishing our web content. We will be able to start developing a part of the app design in case we sell 25% of the shares. In order to be able to pay annual fees for subscription and hosting rent, we will need to sell a minimum of 50% of our shares. To operate the website in full, we will need to sell at least 75% of our shares and receive funding of $21,500. It will allow us to cover the expenses for maintaining the platform. During the normal course of business, we will consider upgrading our design in order to attract more users with new graphic features. The management also considers employing professionals to work on the website structure and webpage design. We believe it will enhance usability of the whole platform.

As long as this is an expensive procedure, we will most likely need all 100% shares to be sold.

4. Promotion and marketing

A part of our estimated expenses will be dedicated to promoting our platform among users of all kinds. This strategy will help us spread a word about our product on the Internet and attract more clients. The management estimates to spend 3 to 5 months on advertising campaign for Go Go Buyers. In order to initiate the advertising campaign, we require funding of $5,375 meaning we will need to sell at least 50% shares. This amount of money will be used to fill social network account and to purchase advertising slots on promotion websites. We may consider engaging with a promotional firm in order to accelerate the process. The management of Go Go Buyers also plans to develop promotional videos which will require to sell 75% of the shares offered. In case we will deem it necessary, we will purchase a year subscription for Google Adwords. This way the Company will be provided with a quality SEO (search engine optimization) campaign which will enable us to have a higher priority in popular search engines. However, to be able to afford this, we will need to sell all 100% of our shares.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements that have or are might have any effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

As we are a startup company, we cannot provide any historical financial information about us that can be used to evaluate our performance. We only recently started our operations and not generated any revenues yet. There is no guarantee we will be successful in our business operations. The business of Go Go Buyers is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We can provide no assurance that necessary financing will be available to us on acceptable terms. In case financing is not available on appropriate terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

We have not generated any revenue since inception (January 10, 2019) on December 31, 2021.

Our loss since inception (January 10, 2019) on December 31, 2021 was $13,144. We recently started our business operations and will not be able to start significant operations until after we have completed this offering.

Total expenses for the year ended December 31, 2021 were $6,088 with $2,150 consisting of professional fees and $3,307 in general and administrative fees.

Total expenses for the year ended December 31, 2020 were $5,457 ($1,621 for the period from inception (January 10, 2019) to December 31, 2019) with $1,846 consisting of professional fees ($721 for the period from inception (January 10, 2019) to December 31, 2019) and $3,589 in general and administrative fees ($900 for the period from inception (January 10, 2019) to December 31, 2019).

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2021 and December 31, 2020, the Company had $0 of cash and our liabilities were $14,278 and $4,239, respectively, comprised of an amount owed to Sna Ny, our president, treasurer, secretary and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $19,687.5 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. For the next 12 months, we need approximately $19,687.5 to conduct our proposed operations and pay all expenses connected with our future web platform.

The current rate at which we use funds in our operations is approximately $295 a month. The maximum period of time we will be able to conduct planned operations using currently available capital resources is approximately twenty-five months. Since inception, we have sold 3,000,000 shares of common stock to our President, Treasurer, Secretary and Director, at a price of $0.001 per share, for net proceeds of $3,000.

The management of the Company deems it best to attempt to raise funds to proceed with our plan of operations. We will also use funds from Sna Ny, our President, Treasurer, Secretary and Director, whom we entered into the loan agreement with. Mr. Ny agreed to provide Company with funds to complete the registration process if offering proceeds appear to be less than registration costs. In order to proceed with our operations for the next 12 months, we will need a minimum of $19,687.5. There is no guarantee that we will be able to sell all the shares required to satisfy our twelve-month financial requirements. In case we are successful, the money raised will be applied in accordance with ‘Use of Proceeds’ section of this prospectus. We will attempt to raise at least the minimum amount of funds necessary to proceed with our plan of operations. We will likely need additional financing in long-term perspective. Receiving additional funding is subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. Such factors may affect the timing, amount, terms or conditions of additional financing available to us. There can be no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditing firm issued a “going concern” opinion which means that there is substantial doubt on the matter of us continuing as an on-going business for the next twelve months if we do not obtain additional capital. We do not anticipate generating substantial revenues before we receive financing from this offering and implement our plan of operations. The only source of cash we have currently is investments made by others in this offering. We have to raise cash in order to implement our strategy and stay in business. The number of shares in this offering is expected to be enough for us to operate during the period of one year and obtain the capital resources required to cover the material costs with becoming publicly reporting. The Company anticipates the cost of being a reporting public company will be $10,000.

Go Go Buyers will be required to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend time on policies and procedures to ensure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations. If the Company fails to raise a minimum of $19,687.5 under this offering, the Company will be forced to cease implementation of our 12-month plan of operations.

DESCRIPTION OF BUSINESS

The business of Go Go Buyers is dedicated to developing and promoting a platform for online buyers and travelers. We plan to offer our potential customers an advanced solution for receiving any kinds of goods from literally anywhere a person can travel.

We aim at the companies involved in retailing and resale business. We plan to offer them a convenient web platform which they can use for locating new customers and conducting operations with them. Small businesses will have an opportunity to represent their services in order to get direct or indirect orders from their target audience. The management of the Company considers our main service in assistance in deliveries for small companies. Apart from that we are planning to encourage individual travelers and buyers to use our website for their casual needs.

We see our main service as assistance in delivery of goods of those companies, as we plan to help build a network of clientele for the companies mentioned, by attracting users to our web platform, offering a variety of delivery possibilities and companies. We also plan to provide a more convenient alternative to regular delivery services for individuals.

Go Go Buyers’ platform is intended to be a web service where parties who deliver and parties who need to get goods delivered can connect and discuss details of their cooperation.

The principal office of the Company is located at №474, village 3, sangkat 3 Sihanoukville, Sihanouk province, 18203 Kingdom of Cambodia. Our telephone number is +15305394950.

Business Description

Our company aims at businesses operating in instantly growing and changing market of delivery of goods. We intend to dedicate our website to small businesses who seek to gain or improve their awareness and publicity. Such companies will be able to keep consumers informed of the companies on the market along with their prices and actual offers. The companies engaged in the market of delivery of goods and intending to participate will be asked to provide us with their portfolios. This way potential users will be able to check upon the diversity of products, prices, discounts or special offers. The management expects the search among the companies and their services will be eased. Future visitors of our website will navigate the platform using proposed search inquiries or by browsing through the whole list of companies of their choice. They also will be able to search by various categories. We also considering adding search filters such as ‘expensive/cheap first’ or filters by availability of a certain piece of goods or type of it. One more feature that we are looking into adding is providing an opportunity to compare certain kinds of goods.

In our opinion, it will help our future customers find the best suitable product in the most convenient way. They will able to see if the price is in the range exceeds it, as well as how fast the delivery will arrive depending on the location of the user and the traffic report.

Our future users will have two subscription options. They will be provided with a choice of either paying a one-time registration fee for being represented on the website or paying a monthly fee with all the advantages that follow. During the period of one year upon the platform starts, we plan to leave the registration free so that future users will be able to test it and get to know all our benefits and features. Apart from translation-related services we intend to provide services of creating abstract to books and articles in various languages.

After the trial period of one year expires, a user’s account will be suspended. If it remains suspended for a period exceeding 3 months, it will probably be deleted from our servers to free space for new users. When the user pays the fee according to his/her type of subscription, the access to the account will be resumed.

We are working on developing terms of reference for our platform. At this stage, we are putting together all the pieces of potential functionality in order to provide our future users with the best experience possible.

Marketing

We are considering choosing online marketing as our key strategy to attract the users. On the primal development stages, we will probably first invest into promotion via different social networks and search engine optimization. This is planned to help us to appear in users search inquiries by key words. Following this strategy, we expect to get noticed by both our potential customers (to whom we might refer as “we platform users” or “users). The management also plans to use ‘oldschool’ direct calls and mailing with business proposals, providing references to our platform and social web pages. In order to attract potential platform users, we plan to buy advertising slots on the websites of big and popular websites related to delivery. Having gained more advanced investment, we intent to shoot promotional videos related to delivery and shipping for advertising purposes. With the expected growth of the business we may consider running a TV promotional campaign.

Clients

We expect both small businesses and individuals to register with our web platform, using it as the source of potential clients and publicity, or for personal usage. As for the developing businesses, we can expect them to be attracted to our web platform as we may offer them a target audience. As for individuals, due to the nature of our online service they will be able to search for the most convenient way to deliver their goods. We also expect our platform to enhance the competition in the industry, as the rival companies might monitor each other's activity, which can result in more beneficial offers for the clientele.

Revenue

Currently we plan to generate revenues through the following sources:

1. Websites and landing pages development which are going to be integrated in the future web platform.

2. From our customers (from the registration and subscription fees)

3. From selling the advertising slots on the pages of our web platform (when we finish developing and launch our intended platform).

Insurance

The Company does not maintain any insurance and are not planning to maintain insurance in the future. Because we do not have any insurance, if we are a party of a products liability action, we may not have sufficient funds to defend the litigation. Shall that occur, a judgment could be rendered against us that could cause us to cease operations.

Employees Identification of Certain Significant Employees

Go Go Buyers is a startup company with only one employee who is Mr. Sna Ny, our President, Treasurer, Secretary and Director. The Company may consider hiring more employees if the need arises.

Offices

Our business office is located at №474, village 3, sangkat 3 Sihanoukville, Sihanouk province, 18203 Kingdom of Cambodia. This office is provided to us by our President and Director, Sna Ny. Our telephone number is +15305394950.

Government Regulation

The Company will be required to comply with all regulations, rules, and directives of governmental authorities including the US Securities and Exchange Commission and agencies applicable to our business in any jurisdiction with which we would conduct activities. The Company does not believe that governmental regulations will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
4.	being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Go Go Buyers is not currently a party to any legal proceedings. The Company also is not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officers and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Sna Ny №474, village 3, sangkat 3, Sihanoukville, Sihanouk province, 18203 Kingdom of Cambodia	29	President, treasurer, secretary and director (Principal Executive, Financial and Accounting Officer)

Sna Ny is our President, Treasurer, Secretary and Director. Mr. Ny owns 100% of the outstanding shares of our common stock. It was unilaterally decided that Mr. Ny was going to be our President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, and main member of our board of directors. Mr. Ny graduated from University of Cambodia, College of Social Sciences, with master’s degree in 2015. From September 2015 to October 2018, he worked as a social analyst assistant at Khemsug, Phnom Penh. His responsibilities included processing external data about various companies all over the world and preparing reports. He was also engaged in searching for potential customers and clients to sign agreements with.

To our opinion, Mr. Ny’s experience, qualifications and skills will enable him to develop our business.

During the past ten years our President, Secretary, Treasurer and Director, Mr. Ny has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Ny was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Ny’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

TERM OF OFFICE

Our Director, Mr. Ny, is appointed to hold office until the next annual meeting of our stockholders or until such time a respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

The Board of Directors of Go Go Buyers consists of one member, Sna Ny, who cannot qualify as an independent director. Our board of directors has not made determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. If our Board of Directors had made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

There are no committees in our Board of Directors. There is no standing nominating, compensation or audit committee.

EXECUTIVE AND MANAGEMENT COMPENSATION

The following tables indicate information about compensation paid, earned or accrued for services by our Executive Officer from inception on January 10, 2019 until December 31, 2021:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Sna Ny, President, Secretary, Director and Treasurer	January 10, 2019 to December 31, 2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-

As of the date, there are no formal employment agreements between the Company and its Officer.

Mr. Ny devotes all his free time to manage the business of the Company. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. Currently we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits to be paid to the officer or director or potential employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The table below indicates director compensation for the period from inception (January 10, 2019) to December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All OtherCompensation ($)	Total ($)
Sna Ny	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Apart from Mr. Ny’s purchase of shares from the Company stated below, there was not anything of value (e.g. money, property, contracts, options or rights of any kind), received or to be received, by Mr. Ny, directly or indirectly, from the Company.

On October 25, 2019, the Company issued a total of 3,000,000 shares of restricted common stock to Sna Ny, our President, Treasurer, Secretary and Director in consideration of $3,000. Further, Mr. Ny has advanced funds to us on a necessary basis. As of December 31, 2021 and December 31, 2020, Mr. Ny has advanced to us $14,278 and $4,239, respectively. Mr. Ny will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Ny. Mr. Ny will be repaid from revenues of operations in case we are successful to generate sufficient revenues to pay the obligation. There can be no assurance that we will ever generate revenues from our operations. Our obligation to Mr. Ny is interest-free. We entered into a loan agreement with Mr. Ny according to which he agreed to provide us necessary funding during the 4 years of operations.

On March 22, 2022, Mr. Ny formally agreed to advance funds to the Company to pay for professional fees and operating expenses under a Loan Agreement. The amount of the loan is $60,000. The Loan Agreement is non-binding and discretionary, bears no interest, is unsecured, and is signed for a 5-year period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates certain information concerning the number of shares of our common stock owned beneficially as of December 31, 2020 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Sna Ny №474, village 3, sangkat 3, Sihanoukville, Sihanouk province, 18203 Kingdom of Cambodia	3,000,000 shares of common stock	100

(1)	A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and
(2)	(ii) investment power, which includes the power to dispose or direct the disposition of shares.

Some of the shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of December 31, 2021, there were 3,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total number of 3,000,000 shares of common stock were issued to our President, Treasurer, Secretary and Director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under

Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a decadent effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. In order to get quoted on the OTC Markets a market maker must file an application on behalf of the Company to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

The Company is registering 3,500,000 shares of our common stock for sale at the price of $0.0225 per share.

This is a self-underwritten offering. Mr. Ny, our President, Treasurer, Secretary and Sirector, will sell the Company’s shares directly to family, friends, business associates and acquaintances, without commission or any remuneration payable to him for any shares they may sell in future. At this moment, the Company has not made any plans or arrangements to enter into any contracts or agreements in order to sell the shares with a broker or dealer.

During offering the securities on behalf of Go Go Buyers, Mr. Ny will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Ny will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our President, Treasurer, Secretary and Director is not subject to a statutory disqualification, as that term is defined in Section 3(a) (39) of the Act, at the time of his participation; and,

2. Our President, Treasurer, Secretary and Director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our President, Treasurer, Secretary and Director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our President, Treasurer, Secretary and Director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he(A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our president, treasurer, secretary and director must restrict his participation to any one or more of the following activities:

A. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our president, treasurer, secretary and director;

B. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses is limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C. Performing ministerial and clerical work involved in effecting any transaction.

Our President, Treasurer, Secretary and Director has no intentions to purchase any shares under this offering.

This is a self-underwritten offering, and the participation of an underwriter or broker is not involved, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we will need to file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, we will need FINRA to approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

The Company is subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be paid by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $3,500,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. The Company believes believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

In order to subscribe for the shares offered hereby, you will have to complete the following steps:

1) execute and deliver a subscription agreement; and

2) deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Go Go Buyers”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

The Company has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason at our sole discretion. All monies from rejected subscriptions will be returned immediately by us to the subscriber, with no interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after the Company receives them.

DESCRIPTION OF SECURITIES

GENERAL

The authorized capital stock of Go Go Buyers consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, there are 3,000,000 shares of common stock issued and outstanding. Our President, Treasurer, Secretary and Director, Sna Ny owns all 3,000,000 shares of our common stock issued and outstanding at this moment.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

The Company does not have an authorized class of preferred stock.

WARRANTS

The Company has not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

The Company has not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

The Company has not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends on our common stock. At this moment, we intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Our Articles of Incorporation and Bylaws of the corporation allow us to indemnify an officer or director that is a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is shall be to the complete extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the experts or counsel named in this prospectus while preparing or certifying any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Go Go Buyers or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Bolko & Associates, LLC our independent registered public accounting firm, has audited and reviewed our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Bolko & Associates, LLC has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Carl P. Ranno has issued an opinion on the validity of the shares of common stock that are offered hereby.

AVAILABLE INFORMATION

We have not been required to comply with the reporting requirements of the Securities Exchange Act. We are filing with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings will be available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

There have never been any changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Bolko & Associates, LLC.

Our financial statements from inception to December 31, 2021, immediately follow:

INDEX TO UNAUDITED FINANCIAL STATEMENTS

GO GO BUYERS

DECEMBER 31, 2021 AND 2020

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors

Go Go Buyers Inc

We have audited the accompanying consolidated financial statements of Go Go Buyers Inc (“Company”), which comprise of balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations and accumulated deficit, stockholder’s equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements and financial highlights present fairly, in all material respects, the financial position of the Go Go Buyers Inc, as of December 31, 2021 and 2020, the results of its operations for the year then ended, its cash flows, stockholder’s equity, the changes in its net assets for a year in the period then ended, and the financial highlights in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement, whether due to error or fraud. We were not engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Go Go Buyers Inc will continue as going concern. As discussed in Note 2 to the financial statements, Go Go Buyers Inc has suffered recurring losses from operations and has net capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Bolko & Company

Certified Public Accountant

We have served as the Company’s auditor since 2020

July 15, 2022

Boca Raton, Florida

GO GO BUYERS

BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current Assets
Prepaid Expenses	$6,136	$1,554
Total Current Assets	6,136	1,554
Total Assets	$6,136	$1,554

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Loan from director	$14,278	$4,239
Total Liabilities	14,278	4,239

Commitments and Contingencies

Stockholder’s Equity
Common Stock	3,000	3,000
APIC	2,002	1,371
Accumulated deficit	(13,144)	(7,056)
Total Stockholder’s Equity	(8,142)	(2,685)

Total Liabilities and Stockholder’s Equity	$6,136	$1,554

See accompanying notes, which are an integral part of these financial statements

GO GO BUYERS

STATEMENTS OF OPERATIONS

	Year ended Dec 31, 2021	Year ended Dec 31, 2020

REVENUE:	$-	$-

OPERATING EXPENSES
General and Administrative Expenses	2,150	1,846
Professional Fees	3,307	3,589
TOTAL OPERATING EXPENSES	5,457	5,435

NET LOSS FROM OPERATIONS	(5,457)	(5,435)

OTHER EXPENSES
Imputed interest	631	-
TOTAL OTHER EXPENSE	631	-

PROVISION FOR INCOME TAX	-	-

NET LOSS	$(6,088)	$(5,435)

Net loss per common share - basic	$(0)	$(0)

Weighted average number of common shares outstanding - basic	3,000,000	3,000,000

See accompanying notes, which are an integral part of these financial statements

GO GO BUYERS

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

For years ended December 31, 2021 and 2020

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s (Deficit) Equity
	Shares	Amount

Balance, December 31, 2019	3,000,000	$3,000	$1,371	$(1,621)	$2,750

Net Loss	-	-	-	(5,435)	(5,435)

Balance, December 31, 2020	3,000,000	$3,000	$1,371	$(7,056)	$(2,685)

Net Loss	-	-	-	(6,088)	(6,088)
Imputed interest	-	-	631	-	631

Balance, December 31, 2021	3,000,000	$3,000	$2,002	$(13,144)	$(8,142)

See accompanying notes, which are an integral part of these financial statements

GO GO BUYERS

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2021	For the year ended December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(6,088)	$(5,435)
Adjustments to reconcile net loss to net cash from operating activities:
Imputed interest	631	-
Prepaid Expenses	(4,582)	1,196
CASH FLOWS FROM OPERATING ACTIVITIES	(10,039)	(4,239)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan from director	10,039	4,239
CASH FLOWS FROM FINANCING ACTIVITIES	10,039	4,239

NET CHANGE IN CASH	-	-

Cash, beginning of period	-	-

Cash, end of period	$-	$-

See accompanying notes, which are an integral part of these financial statements

GO GO BUYERS

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Go Go Buyers (the “Company”) is a newly incorporated buyer matching company in Nevada on January 10, 2019. We aim to attract companies involved in retailing and resale business. We plan to offer them a convenient web platform that they can use for locating new customers and conducting operations with them. Small businesses will have an opportunity to represent their services in order to get direct or indirect orders from their target audience. The management of the Company considers our main service in assistance in deliveries for small companies. Apart from that we are planning to encourage individual travelers and buyers to use our website for their casual needs.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern. The Company had no revenues from January 10, 2019 (inception) through December 31, 2021 and very limited cash. The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the next 5 years, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GO GO BUYERS

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2021

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). The Company’s year-end is December 31.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

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NOTES TO THE FINANCIAL STATEMENTS

December 31, 2021

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Net Loss Per Common Share

Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period.

Weighted average shares were reduced for the effect of an aggregate of 3,000,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters. As of December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or

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NOTES TO THE FINANCIAL STATEMENTS

December 31, 2021

expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”. The core principle of ASC 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

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NOTES TO THE FINANCIAL STATEMENTS

December 31, 2021

An entity recognizes revenue in accordance with that core principle by applying the following steps:

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

NOTE 4 – RELATED PARTY TRANSACTIONS

Founder Shares

On October 25, 2019, the Company issued a total of 3,000,000 shares of restricted common stock to Sna Ny, our President, Treasurer, Secretary and Director in consideration of $3,000.

Loan Agreement – Related Party

The Company’s sole director and founder has loaned to the Company $10,039 and $4,239 as of December 31, 2021 and 2020, respectively. The Company also recorded $631 in imputed interest on a $10,039 non-interest bearing related party note during the year ended December 31, 2021. Interest is being imputed on the note at 8% per annum.

On October 25, 2020, the Company entered into a Verbal Agreement with its President, Mr. Sna Ny, pursuant to which he agreed to provide financing to the Company with total amount not exceeding $50,000. The loan is to be used for a portion of the expenses of this offering. This loan is non-interest bearing and does not have a due date.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company may be a subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the financial statements with respect to any matters.

NOTE 6 – INCOME TAXES

As of December 31, 2021, the Company had net operating loss carry forwards of approximately $13,144 that may be available to reduce future years’ taxable income in varying amounts through 2033. Future tax benefits which may arise as a result of these

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NOTES TO THE FINANCIAL STATEMENTS

December 31, 2021

losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at December 31, 2021 was approximately $2,760. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2021. All tax years since inception remain open for examination by taxing authorities.

NOTE 7 — STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is not authorized for issuing preferred stock.

Common Stock — The Company is authorized to issue a total of 75,000,000 shares of common stock at par value of $0.001 each. As of December 31, 2021, the Company issued 3,000,000 common shares to its founder, President, Treasurer, Secretary and Director for $3,000.

Warrants — The Company does not have and does not plan on issuing warrants under this prospectus.

NOTE 8 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$10
Auditor Fees and Expenses	$2,500
Legal Fees and Expenses	$800
Miscellaneous	$4,690
TOTAL	$8,000

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

The Bylaws of Go Go Buyers allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of him or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if hehas met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Go Go Buyers, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Sna Ny №474, village 3, sangkat 3, Sihanoukville, Sihanouk province, 18203 Kingdom of Cambodia	October 25, 2019	3,000,000	$3,000

The foregoing restricted shares of common stock were issued to our president, treasurer, secretary and director pursuant to Section 4(2) of the Securities Act of 1933. He is our president, treasurer, secretary and director, and possesses of all material information relating to us. There were no commissions paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit #	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Carl Ranno
10.1*	Loan Agreement as of October 25, 2019
10.2	Verbal Agreement as of October 25, 2020
10.3	Loan Agreement as of March 22, 2022
10.4	Amendment to Loan Agreement as of May 6, 2022
23.1	Consentof Bolko & Associates, LLC
99.1*	Form of subscription agreement

* - previously filed on May 14, 2021

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)	To file, during any period in which it offers or sales of securities are being made, a post- effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)

(§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at №474, village 3, sangkat 3 Sihanoukville, Sihanouk province, 18203 Kingdom of Cambodia, on July 15, 2022.

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By:	/s/	Sna Ny
	Name:	Sna Ny
	Title:	President, treasurer, secretary and director
(Principal Executive, Financial and Accounting Officer)

According to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Sna Ny		July 15, 2022
Sna Ny	President, treasurer, secretary and director (Principal Executive, Financial and Accounting Officer)